SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 23, 2011

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment to Employment Agreements of Executive Chairman and Executive Vice President, Chief Financial Officer and Treasurer

On May 23, 2011, DuPont Fabros Technology, Inc. (the “Company”) amended the respective employment agreements of each of Lammot J. du Pont, Executive Chairman of the Company, and Mark L. Wetzel, Executive Vice President, Chief Financial Officer and Treasurer of the Company. The amendments eliminate the provisions entitling Messrs. du Pont and Wetzel to a gross-up of their respective severance payments and other payments received in connection with a change in control of the Company to the extent any portion of their respective severance and other payments is deemed to be a “parachute payment” subject to parachute payment excise taxes under Section 280G of the Internal Revenue Code. Instead, upon a change in control of the Company, each of Messrs. du Pont and Wetzel will be entitled to the greater of, on an after-tax basis, (i) the aggregate amount of his severance and other payments pursuant to the terms of the applicable agreements and (ii) the aggregate amount of severance and other payments that each of Messrs. du Pont and Wetzel otherwise would receive if limited to the amount that would not be subject to parachute payment excise taxes.

Other than as described above, the terms of the respective employment agreements of Messrs. du Pont and Wetzel are the same in all material respects.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2011, the Company held its 2011 Annual Meeting of Stockholders, at which five proposals were submitted to its stockholders.

1.	Election of Directors. Each of the following nominees was elected to the Board of Directors of the Company for a one year term expiring at the Company’s 2012 Annual Meeting of Stockholders and until their successors are elected and qualified. The following table reflects the voting results for each nominee:

Name	For	Withheld	Broker Non Votes

Michael A. Coke	47,312,768	366,985	3,061,490

Lammot J. du Pont	46,289,947	1,389,806	3,061,490

Thomas D. Eckert	47,298,379	381,374	3,061,490

Hossein Fateh	46,611,546	1,068,207	3,061,490

Frederic V. Malek	47,297,579	382,174	3,061,490

John T. Roberts, Jr.	47,370,405	309,348	3,061,490

John H. Toole	42,158,034	5,521,719	3,061,490

2.	2011 Equity Incentive Plan. The stockholders approved the Company’s 2011 Equity Incentive Plan by the following vote:

For	Against	Abstain	Broker Non Votes
41,804,366	5,867,617	7,770	3,061,490

3.	Advisory Vote on Executive Compensation (Say-On-Pay Vote). The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2011 annual meeting proxy statement by the following vote:

For	Against	Abstain	Broker Non Votes
46,840,708	804,387	34,658	3,061,490

4.	Advisory Vote on Frequency of Say-On-Pay Votes. The stockholders approved, on an advisory basis, having an advisory vote on executive compensation every year by the following vote:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non Votes
44,480,566	153,140	2,539,869	506,178	3,061,490

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board has determined that the Company will hold an advisory vote on executive compensation annually.

5.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 was ratified by the following vote:

For	Against	Abstain	Broker Non Votes
50,724,931	12,982	3,330	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Employment Agreement, dated May 23, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Lammot J. du Pont

10.2	Second Amendment to Employment Agreement, dated May 23, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Mark L. Wetzel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

May 26, 2011	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

General Counsel and Secretary

EXHIBIT INDEX

10.1	First Amendment to Employment Agreement, dated May 23, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Lammot J. du Pont

10.2	Second Amendment to Employment Agreement, dated May 23, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Mark L. Wetzel